                                  EXHIBIT 10-D
                                  ------------

   Change-in-Control Severance Agreement between Conectiv and certain select employees

                                    CONECTIV
                      CHANGE-IN-CONTROL SEVERANCE PLAN FOR
                            CERTAIN SELECT EMPLOYEES
                            ------------------------



                                   Section 1

                                  INTRODUCTION


          The Plan is intended to provide severance benefits to certain selected employees of the Employer in the event that their employment is terminated under certain circumstances following a Change in Control. The Plan shall be effective as of the Effective Date.

                                   Section 2
                                  DEFINITIONS

          Except as may otherwise be specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used herein:

          "Base Salary" shall mean the annual base rate of regular compensation of the Participant immediately before a Change in Control, or if greater, the highest annual such rate at any time during the 12-month period immediately preceding the Change in Control.

          "Board" shall mean the Board of Directors of the Company.

          "Cause" shall mean (i) the willful and continued failure by a Participant substantially to perform his or her duties with the Employer (other than any such failure resulting from incapacity due to physical or mental illness of the Participant, or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason) or (ii) the willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Employer, monetarily or otherwise. For purposes hereof, no act, or failure to act, on the Participant's part, shall be deemed "willful" unless done, or omitted to be done, by a Participant not in good faith and without reasonable belief that any act or omission was in the best interest of the Employer.

          "Change in Control" shall mean the first to occur, after the Effective Date hereof, of any of the following:

          (i) if any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries) representing 25% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding securities;

          (ii) if during any period of 24 consecutive months during the existence of the Plan commencing on or after the Effective Date, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this clause (ii);

          (iii) the consummation of a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, as defined in clause (i), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries) representing 40% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding securities; or

          (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale.

  Upon the occurrence of a Change in Control as provided above, no subsequent event or condition shall constitute a Change in Control for purposes of the Plan, with the result that there can be no more than one Change in Control hereunder.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Committee" shall mean such Committee as may be appointed and constituted from time to time under Section 5.

          "Company" shall mean, subject to Section 8.1(a), Conectiv, a Delaware corporation.

          "Covered Termination" shall mean, with respect to a Participant, if, within the one-year period immediately following a Change in Control, the Participant (i) is terminated by the Employer without Cause (other than on account of death or Disability), or (ii) terminates his or her employment with the Employer for Good Reason. A Participant shall not be deemed to have terminated for purposes of the Plan merely because he or she ceases to be employed by the Employer and becomes employed by a new employer involved in the Change in Control; provided that such new employer shall be bound by the Plan as if it were the Employer hereunder with respect to such Participant. It is expressly understood that no Covered Termination shall be deemed to have occurred merely because, upon the occurrence of a Change in Control, the Participant ceases to be employed by the Employer and does not become employed by a successor to the Employer after the Change in Control if the successor makes an offer to employ the Participant on terms and conditions which, if imposed by the Employer, would not give the Participant a basis on which to terminate employment for Good Reason.

          "Date of Termination" shall mean the date on which a Covered Termination occurs.

          "Disability" shall mean the occurrence after a Change in Control of the incapacity of a Participant due to physical or mental illness, whereby such Participant shall have been absent from the full-time performance of his or her duties with the Employer for six consecutive months.

          "Effective Date" shall mean March 1, 1998.

          "Employer" shall mean the Company and each Subsidiary designated by the Board to adopt the Plan (and which so adopts the Plan ), or, where the context so requires, the Company and such Subsidiaries collectively. The adoption of the Plan by Subsidiary may be revoked only with the consent of the Board, any such revocation to be subject to Section 7; provided that a Subsidiary which ceases to be, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Company prior to a Change in Control (other than in connection with and as an integral part of a series of transactions resulting in a Change in Control) shall, automatically and without any further action, cease to be (or be part of) the Employer for purposes hereof (and the provisions of Section 7.3 shall not apply in such a case).

          "Good Reason" shall mean, without the express written consent of the Participant, the occurrence after a Change in Control of any of the following circumstances, unless such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

          (i) assignment to the Participant of any duties inconsistent in any materially adverse respect with his or her position, authority, duties or responsibilities from those in effect immediately prior to the Change in Control;

          (ii) a reduction in the Participant's Base Salary as in effect immediately before the Change in Control;

          (iii) a material reduction in the Participant's aggregate compensation opportunity, comprised only of (A) the Executive's Base Salary, (B) bonus opportunity, if any, and (C) long-term or other incentive compensation opportunity, if any (taking into account, in the case of such bonus and incentive opportunities, without limitation, any target, minimum and maximum amounts payable and the attainability and otherwise the reasonability of any performance hurdles, goals and other measures);

          (iv) the Company's requiring the Participant to be based at any office or location more than 50 miles from that location at which he or she performed his or her services immediately prior to the occurrence of a Change in Control, except for travel reasonably required in the performance of the Participant's responsibilities; or

          (v) the failure of the Employer to obtain a reasonable agreement from any successor to assume and agree to perform the Plan, as contemplated in Section 8.1(a).

          "Notice of Termination" shall mean a notice given by the Employer or Participant, as applicable, which shall indicate the specific termination provision in the Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provisions so indicated.

          "Participant" shall have the meaning ascribed thereto by Section 3.

          "Person" shall have the meaning ascribed thereto by Section 3(a)(9) of the Securities Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof (except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, or (v) with respect to any particular Participant, such Participant or any "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act) which includes the Participant).

          "Plan" shall mean this Conectiv Change-in-Control Severance Plan for Certain Select Employees, as it may from time to time be amended in accordance with Section 7.

          "Potential Change in Control" shall mean the occurrence, before a Change in Control, of any of the following:

          (i) if the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

          (ii) if the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

          (iii) if any Person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Persons any securities acquired directly from the Company or its Subsidiaries) representing 15% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding securities; or

          (iv) if the Board adopts a resolution to the effect that, for purposes of the Plan, a Potential Change in Control has occurred.

          "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Stock" shall mean the common stock, $.01 par value, of the Company.

          "Subsidiary" shall mean any entity, directly or indirectly, through one or more intermediaries, controlled by the Company and which has duly adopted the Plan.

          "Target Annual Bonus" shall mean a Participant's annual bonus for the Employer's fiscal year in which the Date of Termination occurs, which bonus would be paid or payable if the Participant and the Employer were to satisfy all conditions to the Participant's receiving the annual bonus at target (although not necessarily the maximum annual bonus); provided that such amount shall be annualized for any fiscal year consisting of less than 12 full months; and provided, further, that, if at the time of a Change in Control it is substantially certain that a bonus at a level beyond target will be paid or payable for the fiscal year, then the bonus which is substantially certain to be paid or payable, rather than the target bonus, shall be used for these purposes.

                                   Section 3

                                 PARTICIPATION

  The employees of the Employer who shall be "Participants" for purposes hereof shall be, subject to Section 7, those employees of the Employer as shall be proposed by the management of the Company for coverage hereby and approved by the Chief Executive Officer of the Company, as reflected in duly executed certificate of the Chief Executive Officer from time to time. The initial Participants shall be listed on Exhibit A hereto (which is hereby incorporated herein by reference) as in effect as of the Effective Date. The Company shall cause such Exhibit A to be amended to reflect the Participants participating in the Plan from time to time.

                                   Section 4
                                   BENEFITS

          4.1 If a Covered Termination occurs, with respect to Participant, then such Participant shall be entitled hereunder to the following:

          (a) the product of (i) the Participant's Target Annual Bonus for the year in which the Date of Termination occurs (or, if higher, as in effect at the time of the Change in Control) and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365;

          (b) an amount equal to two times the sum of (i) the Participant's annual Base Salary for the year in which the Date of Termination occurs (or, if higher, as in effect at the time of the Change in Control) and (ii) the Participant's Target Annual Bonus for the year in which the Date of Termination occurs (or, if higher, as in effect at the time of the Change in Control);

          (c) for a period of one and one-half years after such termination, the Employer shall arrange to make available to such Participant medical, dental, vision, group life and disability benefits that are at least at a level (and cost to the Participant) that is substantially similar in the aggregate to the level of such benefits which was available to such Participant immediately prior to the Change in Control; provided that (i) the Employer shall be required to provide group life and disability benefits only to the extent it is able to do so on reasonable terms and at a reasonable cost, (ii) the Employer shall not be required to provide benefits under this Section 4.1(c) upon and after the Change in Control which are in excess of those provided to a significant number of employees of similar status who are employed by the Employer from time to time upon and after the Change in Control, and (iii) no type of benefit otherwise to be made available to a Participant pursuant to this
Section 4.1(c) shall be required to be made available to the extent that such type of benefit is made available to the Participant by any subsequent employer of the Participant; and

          (d) in addition to the benefits to which the Participant is entitled under the Company's tax-qualified defined benefit retirement plan (the "Retirement Plan") and defined benefit supplemental executive retirement plan (the "SERP"), including any successor plans thereto, the Employer shall pay to each Participant in cash at the time and in the manner provided in Section 4.2:

          (i) the present value of the retirement benefits (or, if available, the lump-sum retirement benefits) which would have accrued under the terms of the Retirement Plan and the SERP (without regard to any amendment to the Retirement Plan or the SERP made subsequent to a Change in Control and prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if such Participant was 18 months older than their actual age at the Date of Termination and had accumulated (after the Date of Termination) 18 additional months of service credit for vesting, benefit accrual and eligibility purposes thereunder at their highest annual rate of compensation during the 12 months immediately preceding the Date of Termination (or, if higher, as in effect at the time of the Change in Control) and as if any benefit indexing factors continued at the rate applicable at the Date of Termination, minus

          (ii) the present value of the vested retirement benefits (or, if available, the lump-sum retirement benefits) which had then accrued pursuant to the provisions of the Retirement Plan and the SERP; provided, however, that any payment otherwise provided for under this
          Section 4.1(d) shall be reduced by the present value of any retirement (including early retirement) incentives offered for a limited time to, and accepted by, the Participant (whether or not under a tax-qualified plan).

          4.2 (a) The payments provided for in Section 4.1 shall (except as otherwise expressly provided therein or as provided in Section 4.2(b) or as otherwise expressly provided hereunder) be made as soon as practicable, but in no event later than 30 days, following the Date of Termination.

          (b) Notwithstanding any other provision of the Plan to the contrary, no payment or benefit otherwise provided for under or by virtue of the foregoing provisions of the Plan shall be paid or otherwise made available unless and until the Employer shall have first received from the applicable Participant (no later than 60 days after the Employer has provided to the Participant estimates relating to the payments to be made under the Plan) a valid, binding and irrevocable general release, in form and substance acceptable to the Employer in its discretion; provided that the Employer shall be permitted to defer any payment or benefit otherwise provided for in the Plan to the 15th day after its receipt of such release and time at which it has become valid, binding and irrevocable. The Employer may require that any such release contain an agreement of the Participant to notify the Employer of any benefit made available by a subsequent employer as contemplated by clause (iii) of the provision to Section 4.1(c).

          4.3 Notwithstanding any other provision of the Plan to the contrary, to the extent permitted by the Worker Adjustment and Retraining Notification Act ("WARN"), any benefit payable hereunder to the Participant as a consequence of the Participant's Covered Termination shall be reduced by any amounts required to be paid under Section 2104 of WARN to such Participant in connection with such Covered Termination.


                                   Section 5

                                 ADMINISTRATION

          The Plan shall be administered by the Committee appointed by the Chief Executive Officer, consisting of one or more individuals employed by the Employer prior to the Change in Control. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. If any member of the Committee is to be replaced or otherwise ceases to be a member thereof upon the or after a Change in Control, then the Chief Executive Officer of the Company (or, if he or she fails to act, the President, the Chief Operating Officer and the Chief Financial Officer, in that order) immediately prior to the Change in Control, and no other person, shall be permitted to designate a successor member. If at any time there is no Committee, the Chief Executive Officer shall have the rights and responsibilities of the Committee hereunder. The Committee shall have the full authority to employ and rely on such legal counsel, actuaries and accountants (which may also be those of the Employer), and other agents, designees and delegates, as it may deem advisable to assist in the administration of the Plan. The Employer hereby indemnifies each member of the Committee for any liability or expense relating to the administration of the Plan, to the maximum extent permitted by law.

                                   Section 6
                            PARACHUTE TAX PROVISIONS

          6.1 If all, or any portion, of the payments and benefits provided under the Plan, if any, either alone or together with other payments and benefits which a Participant receives or is entitled to receive from the Company or its affiliates, would constitute an excess "parachute payment" within the meaning of Section 280G of the Code (whether or not under an existing plan, arrangement or other agreement) (each such parachute payment, a "Parachute Payment"), and would result in the imposition on the Participant of an excise tax under Section 4999 of the Code, then, in addition to any other benefits to which the Participant is entitled under the Plan or otherwise, the Participant shall be paid an amount in cash equal to the sum of the excise taxes payable by the Participant by reason of receiving Parachute Payments plus the amount necessary to place the Participant in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest possible applicable rates on such Parachute Payments (including, without limitation, any payments under this Section 6.1)) as if no excise taxes had been imposed with respect to Parachute Payments (the "Parachute Gross-up"). Any Parachute Gross-up otherwise required by this Section 6.1 shall not be made later than the time of the corresponding payment or benefit hereunder giving rise to the underlying Section 4999 excise tax, even if the payment of the excise tax is not required under the Code until a later time. Any Parachute Gross-up otherwise required under this Section 6.1 shall be made whether or not there is a Change in Control, whether or not payments or benefits are payable under the Plan, whether or not the payments or benefits giving rise to the Parachute Gross-up are made in respect of a Change in Control and whether or not the Participant's employment with the Employer shall have been terminated.

          6.2 Except as may otherwise be agreed to by the Company and the Participant, the amount or amounts (if any) payable under this Section 6 shall be as conclusively determined by the Company's independent auditors (who served in such capacity immediately prior to the Change in Control), whose determination or determinations shall be final and binding on all parties. The Participant shall agree to utilize such determination or determinations, as applicable, in filing all of the Participant's tax returns with respect to the excise tax imposed by Section 4999 of the Code. If such independent auditors refuse to make the required determinations, then such determinations shall be made by a comparable independent accounting firm of national reputation reasonably selected by the Company. Notwithstanding any other provision of the Plan to the contrary, as a condition to receiving any Parachute Gross-up payment, the Participant shall agree, in form and substance acceptable to the Company, to be bound by and comply with the provisions of this Section 6.2.

                                   Section 7

                           AMENDMENT AND TERMINATION

          7.1 Subject to Section 7.2, the Board shall have the right in its discretion at any time to amend the Plan in any respect or to terminate the Plan prior to a Change in Control; provided that Exhibit A hereto may be amended from time to time as provided in Section 7.3(b) below.

          7.2  Notwithstanding any other provision of the Plan to the contrary:

          (a) The Plan (including, without limitation, this Section 7.2) as applied to any particular Participant may not be amended or terminated at any time on or after the occurrence of a Change in Control in any manner adverse to the interests of such Participant, without the express written consent of such Participant.

          (b) The Plan (including, without limitation, this Section 7.2) as applied to any particular Participant may not be amended or terminated at any time on or after the occurrence of a Potential Change in Control in any manner adverse to the interests of such Participant, without the prior written consent of such Participant, until such time as the transaction or transactions contemplated in connection with the Potential Change in Control, and all related negotiations, are abandoned in their entirety as determined in good faith and reflected in writing (before a Change in Control) by the Board.

          (c) If material negotiations involving the Board or the Chief Executive Officer of the Company have commenced regarding a transaction which, if consummated, would constitute a Change in Control, and the Plan is amended or terminated while such negotiations are continuing and actively being pursued by the Board or the Chief Executive Officer, then such amendment or termination of the Plan (including, without limitation this Section 7.2), to the extent adverse to the interest of any particular Participant, shall be null and void as applied to such Participant with respect to the Change in Control (if any) which ultimately results directly from such negotiations, unless the written consent of such Participant to the amendment or termination is or has been obtained; it being expressly understood that this Section 7.2(c) shall not apply with respect to any negotiations which at any time prior to a Change in Control have ceased as determined in good faith and reflected in writing (prior to a Change in Control) by the Board or Chief Executive Officer (or which otherwise have ceased at a time prior to a Change in Control).

          7.3 (a) If a subsidiary, with the consent of the Board, purports to revoke its adoption of the Plan in accordance with the other terms of the Plan, such revocation shall be considered to constitute a Plan amendment for purposes of Section 7.2, and, therefore, any such purported revocation shall be subject to the restrictions of Section 7.2.

          (b) If after an individual has become a Participant, any attempt is made in accordance with the other terms of the Plan not to include such individual as one of the Participants hereunder, then such exclusion shall be considered to constitute an amendment to the Plan for purposes of Section 7.2, and, therefore, any such purported exclusion shall be subject to the restrictions of Section 7.2.

                                   Section 8
                                 MISCELLANEOUS

          8.1 (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform under the terms of the Plan in the same manner and to the same extent that the Company and its affiliates would be required to perform it if no such succession had taken place (provided that such a requirement to perform which arises by operation of law shall be deemed to satisfy the requirements for such an express assumption and agreement), and in such event the Company (as constituted prior to such succession) shall have no further obligation under or with respect to the Plan. Failure of the Company to obtain such assumption and agreement with respect to any particular Participant prior to the effectiveness of any such succession shall be a breach of the terms of the Plan with respect to such Participant and shall entitle each such Particular to compensation from the Employer (as constituted prior to such succession) in the same amount and on the same terms as the Participant would be entitled to hereunder were the Participant's employment terminated for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in the Plan, "Company" shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees (or is otherwise required) to perform the Plan.
Nothing in this Section 8.1(a) shall be deemed to cause any event or condition which would otherwise constitute a Change in Control not to constitute a Change in Control.

          (b) Notwithstanding Section 8.1(a), the Company shall remain liable to those Participants upon a Covered Termination upon a Change in Control if (i) they are not offered continuing employment by a successor to the Employer or
(ii) the Participant declines such an offer and the Participant's resulting termination of employment otherwise constitutes a Covered Termination hereunder.

          (c) To the maximum extent permitted by law, the right of any Participant or other person to any amount under the Plan may not be subject to voluntary or involuntary anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or such other person.

          (d) The terms of the Plan shall inure to the benefit of and be enforceable by the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of each Participant. If a Participant shall die while an amount would still be payable to the Participant hereunder if they had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Plan to the Participant's devisee, legatee or other designee or, if there is no such designee, their estate.

          8.2 Except as expressly provided in Section 4.1, Participants shall not be required to mitigate damages or the amount of any payment provided for under the Plan by seeking other employment or otherwise, nor will any payments or benefits hereunder be subject to offset in the event a Participant does mitigate.

          8.3 The Employer shall pay all legal fees and expenses incurred in a legal proceeding by a Participant in seeking to obtain or enforce any right or benefit provided by the Plan. Such payments are to be made within five days after a Participant's request for payment accompanied with such evidence of fees and expenses incurred as the Employer reasonably may require; provided that if the Participant institutes a proceeding and the judge or other decision-maker presiding over the proceeding affirmatively finds that such Participant has failed to prevail substantially, he or she shall pay his or her own costs and expenses (and, if applicable, return any amounts theretofore paid on the his or her behalf under this Section 8.3).

          8.4 (a) A Participant may file a claim for benefits under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received by the Committee or its designee. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances shall be provided within the initial 90-day period) after the filing of the claim, the Committee shall:

          (i) approve the claim and take appropriate steps for satisfaction of the claim; or

          (ii) if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him or her a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 8.4.

          (b) The claimant may request a review of any denial of his or her claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing. 120 days, in which case notice of such special circumstances shall be provided within the initial 60-day period) after receipt of written application for review, the Committee shall provide the claimant with its decision in writing, including, if the claimant's claim is not approved, specific reasons for the decisions and specific references to the Plan's provisions on which the decision is based.

          8.5 All notices under the Plan shall be in writing, and if to the Company or the Committee, shall be delivered to the General Counsel of the Company, or mailed to the Company's principal office, addressed to the attention of the General Counsel of the Company; and if to a Participant (or the estate or beneficiary thereof), shall be delivered personally or mailed to the Participant at the address appearing in the records of the Company.

          8.6 Unless otherwise determined by the Employer in an applicable plan or arrangement, no amounts payable hereunder upon a Covered Termination shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Employer for the benefit of its employees unless the Employer shall determine otherwise.

          8.7 With respect to each Participant, the Plan is the exclusive arrangement applicable to payments and benefits in connection with a change in control of the Company (whether or not a Change in Control), and supersedes any prior arrangements involving the Company or its predecessors or affiliates (including, without limitation, Delmarva Power & Light Company and Atlantic Energy, Inc.) relating to changes in control (whether or not Changes in Control). Participation in the Plan shall not limit any right of a Participant to receive any payments or benefits under an employee benefit or executive compensation plan of the Employer, initially adopted as of or after the Effective Date, or otherwise listed in Exhibit B hereto, which are expressly contingent thereunder upon the occurrence of a change in control (including, but not limited to, the acceleration of any rights or benefits thereunder); provided that in no event shall any Participant be entitled to any payment or benefit under the Plan which duplicates a payment or benefit received or receivable by the Participant under any severance or similar plan or policy of the Employer.

          8.8 Any payments hereunder shall be made out of the general assets of the Employer. Each Participant shall have the status of general unsecured creditor of the Employer, and the Plan constitutes a mere promise by the Employer to make payments under the Plan in the future as and to the extent provided herein.

          8.9 Nothing in the Plan shall confer on any individual any right to continue in the employ of the Employer or interfere in any way (other than by virtue of requiring payments or benefits as may expressly be provided herein) with the right of the Employer to terminate the individual's employment at any time.

          8.10 The Employer shall be entitled to withhold from any payments or deemed payments any amount of tax withholding required by law.

          8.11 The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan which shall remain in full force and effect.

          8.12 The use of captions in the Plan is for convenience. The captions are not intended to and do not provide substantive rights.

          8.13 THE PLAN SHALL BE CONSTRUED, ADMINISTERED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.